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             AMES DEPARTMENT STORES, INC.
             CONDENSED INCOME STATEMENT
             MANAGEMENT FORMAT
             FISCAL 1995 PLAN (REVISED)
             ($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 1 of 3


                                                          FOR MONTH ENDING
             -----------------------------------------------------------------------------------------------------------------------
             FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN      TOTAL
Net Sales    $125,044 $173,447 $148,639 $153,223 $201,775 $147,881 $154,000 $195,950 $177,000 $232,764 $369,750 $116,953 $2,196,426

Gross
  Margin $     31,624   45,773   41,500   45,062   54,962   36,363   39,610   55,524   48,277   64,202   99,893   26,510    589,300
Gross
  Margin %      25.29%   26.39%   27.92%   29.41%   27.24%   24.59%   25.72%   28.34%   27.28%   27.58%   27.02%   22.67%     26.83%

SG&A
  Expenses    (41,630) (51,420) (42,553) (43,322) (52,453) (42,727) (43,892) (53,201) (47,085) (52,470) (60,283) (41,073)  (572,109)
Other Income(a)/Prop
  Gains (b)     1,683    2,457    2,519    2,485    3,280    2,280    2,566    3,412    5,467    3,250    3,879    4,631     37,909
             -----------------------------------------------------------------------------------------------------------------------
EBITDA (c)     (8,323)  (3,190)   1,466    4,225    5,789   (4,084)  (1,716)   5,735    6,659   14,982   43,489   (9,932)    55,100

Depr & Amort     (105)    (148)    (140)    (167)    (239)    (257)    (300)    (337)    (324)    (328)    (354)    (331)    (3,030)
Net Interest   (1,542)  (2,262)  (2,209)  (2,293)  (2,681)  (2,298)  (2,346)  (2,937)  (2,627)  (2,668)  (2,180)  (1,149)   (27,192)
Non-Cash Inc Tax
  Ben (Exp)     3,017    1,694      267     (534)    (868)   2,009    1,320     (745)  (1,122)  (3,627) (12,392)   3,453     (7,527)
             -----------------------------------------------------------------------------------------------------------------------
Net Inc(Loss) ($6,953) ($3,906)   ($616)  $1,231   $2,001  ($4,630) ($3,042)  $1,716   $2,586   $8,359  $28,563  ($7,959)   $17,351
             =======================================================================================================================



(a)  Previously netted against expenses in the Fiscal 1994 management format.  Includes purchase discounts.
(b)  Property gains of $6.0 million are planned for Fiscal 1995.
(c)  EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items, depreciation and amortization

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